ANNUITY INVESTORS(R)
                              LIFE INSURANCECOMPANY

                                   SCHEDULE A
                                    ACCOUNTS

                        (As amended effective May 1,200l)

Name of Separate Account and
Date Established by Board of Directors    Name of Trust and Series
--------------------------------------    ------------------------
Annuity Investors Variable Account B      INVESCO Variable Investment Funds, Inc.

December 19,1996                          Equity Income Fund
                                          Total Return Fund (Existing Contracts Only)
                                          High Yield Fund
                                          Dynamics Fund
                                          Health Sciences Fund
                                          Financial Services Fund
                                          Small Cap Growth Fund



ACCEPTED:

INVESCO Variable Investment Funds, Inc.          INVESCO Funds Group, Inc.

By: /s/ Ronald L. Grooms                         By: /s/ Ronald L. Grooms
    ----------------------------------               --------------------------
Name:  Ronald L. Grooms                           Name:  Ronald L. Grooms
Title: Treasurer                                  Title: Senior Vice President
                                                         and Treasurer
Date:  March 19, 2001                             Date:  March 19, 2001
       -------------------------------                   ----------------------



















                   250 East Fifth Street, Cincinnati, OH 45202
            Mailing Address: P.O. Box 5423, Cincinnati, OH 45201-5423
                       (800) 789-6771 o FAX (513) 412-2336

              SECURITIES THROUGH AAG SECURITIES, INC., MEMBER NASD